Exhibit 23(b)

Eversheds Sutherland (US) LLP 1114 Avenue of the Americas, 40th Floor New York, NY 10036-7703 D: +1 212.389.5080 F: +1 212.389.5099 dodiekent@ eversheds-sutherland.com

August 13, 2021

VIA EDGAR TRANSMISSION

CONSENT OF EVERSHEDS SUTHERLAND (USA) LLP

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 for the Constance® contingent deferred annuity certificates issued by Midland National Life Insurance Company (File No. 333-254710). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

EVERSHEDS SUTHERLAND (USA) LLP

By:	/s/ Dodie Kent
Dodie Kent

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland. For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.